EXHIBIT 13

SCHEDULE OF COMPUTATION OF PERFORMANCE

The following examples are calculated in accordance with the methods described in the Prospectus and Statement of Additional Information:

1.	Standardized Total Return (Since Inception of the Contract) - Transitions Package III

Assuming experience from the American Century VP Value Sub-Account, on a $1,000 Purchase Payment:

$ 1,000 Payment made on	05/28/2002
and fully redeemed on	12/31/2002

A $40 Annual Contract Maintenance Charge is currently assessed at redemption.

For this calculation, it is prorated among Sub-Accounts, with 2.56% allocated to the Sub-Account.

A contingent deferred sales charge of 7% is assessed on the amount withdrawn that exceeds the free withdrawal amount.

The return assumes the contract owner has elected Transitions Package III.

	Dates	Accumulation Unit Values
Inception Date of Contract	05/28/2002	10.000000
	12/31/2002	8.576748

The Standardized Total Return (Since Inception) through 12/31/2002

Accumulated Value ((1000/10.000000) x 8.576748	$857.67
Surrender-Free Amount	$150.00
Ending Redeemable Value on 12/31/2002
857.67 - .0256 x 40	$856.65
856.65 - .07 x (856.65-150)	$807.19
Standardized Total Return (Since Inception) through 12/31/2002 (( 807.19 / 1000 ) - 1 ) x 100	-19.28%
Note:Returns are not annualized for periods less than 1 year.

2	Annualized Accumulation Unit Value (AUV) Return—Transitions Package I

For a one year period, the annualized AUV return is equal to the percentage change in accumulation unit values.

For periods greater than one year, it is the effective annual compounded rate.

The return assumes the contract owner has elected Transitions Package I.

Assuming experience from the American Century VP Value Sub-Account:

	Dates	Accumulation Unit Values
	12/31/1997	7.457685
	12/31/2002	8.607457

Percentage Change in Accumulation Unit Values for the period ending 12/31/2002 ((8.607457 /7.457685) - 1) x 100%		15.42%

Annualized AUV Return for the 5 year period ending 12/31/2002 ((8.607457 /7.457685)^(1/5) - 1) x 100%		2.91%

3	Nonstandard Average Annual Total Return (Since Inception) - Transitions Package I

Assuming experience from the American Century VP Value Sub-Account on a $10,000 Purchase Payment:

The growth of $10,000 reflects annual administrative charges of $40 but does not reflect additional charges for any enhanced death benefit or premium taxes.

The return assumes the contract owner has elected Transitions Package I.

$10,000 Single Payment made on Fund's Inception Date	05/01/1996	$10,000
Accumulated Value on	12/31/2002	$15,831
No. of Years Since Payment (Inception)		6.67
Nonstandard Average Annual Total Return (Since Inception) through the period ending 12/31/2002 ((15,831/ 10,000)^(1/6.67) - 1 ) x 100%		7.13%

The symbol ^ is being used to denote exponentiation.

4	Nonstandard Calendar Year Total Return - Transitions Package I

Assuming experience from the American Century VP Value Sub-Account on a $10,000 Purchase Payment:

The growth of $10,000 reflects annual administrative charges of $40 but does not reflect additional charges for any enhanced death benefit or premium taxes.

The return assumes the contract owner has elected Transitions Package I.

$10,000 Single Payment made on Fund's Inception Date	05/01/1996	$10,000
Accumulated Value on	12/31/2001	$18,330
Accumulated Value on	12/31/2002	$15,831
Nonstandard Calendar Year Total Return for the Year ending 12/31/2002 ((15,831 / 18,330) - 1) x 100%		-13.64%

5	7-day Money Market Yield and Effective Yield - Transitions Package I

Assuming experience from the Oppenheimer Money Fund Sub-Account on a hypothetical $1 payment:

Annualized Yields and Effective Yields based on the seven-day period ending 12/31/2002

Unit Value	12/24/2002	10.027826
Unit Value	12/26/2002	10.027633
Unit Value	12/31/2002	10.027974

To get the change in value from 12/24/2002 to 12/31/2002:
Step 1. Change in value from 12/24/2002 to 12/26/2002:
((10.027633 / 10.027826 - 1)	-0.000019
Step 2. Change in value from 12/26/2002 to 12/31/2002:
(10.027974 / 10.027633) - 1	0.000034
Step 3. Change in value from 12/24/2002 to 12/31/2002: Add results of Steps 1 and 2
-0.000019 + 0.000034	0.000015

Before Annual Contract Maintenance Charge deduction:

Yield:	0.000015 x (365/7) =	0.08%
Effective Yield:	1.000015 ^ (365/7) - 1 =	0.08%

The symbol ^ is being used to denote exponentiation.

The Annual Contract Maintenance Charge deduction is reflected assuming an average contract value of $67,300

(40 / 67,300) x 100%	0.059%

After Annual Contract Maintenance Charge deduction:

Yield:	0.02%
Effective Yield:	0.02%